FOR RELEASE TUESDAY, JULY 6, 2004, 8:30 AM EST

INTERPUBLIC NEGOTIATES AMENDMENTS TO SILVERSTONE LEASE AND
RELATED AGREEMENTS

New Terms Include Right to Terminate Lease
And Other Obligations by End of 2004

NEW YORK, NY (July 6, 2004) – The Interpublic Group (NYSE: IPG) announced today that it entered into a series of agreements with the British Racing Drivers Club ("BRDC") regarding Interpublic's remaining motorsports obligations in the United Kingdom. These agreements give Interpublic and its affiliates the right to terminate lease obligations at the Silverstone auto racing track and related agreements. The termination right will be in effect between November 1 and December 15 of 2004.

     In connection with these agreements, Interpublic will make a payment to the BRDC of £27 million (approximately $49 million) in two installments. The first installment of approximately $24.5 million was paid at closing by Interpublic, with the balance payable on the date Interpublic exercises its right of termination or as early as September 30, 2004 under certain circumstances.

According to David Bell, Interpublic's CEO and President, "The new terms we have negotiated with the BRDC allow us to terminate the Silverstone lease and related obligations, which puts us in position to complete our exit from motor sports before the end of this year. This has been an important priority for the new management team. We are very pleased that the end of this ill-fated foray into venue ownership is finally at hand – it represents further progress in our effort to turn around Interpublic."

# # #

Interpublic Group 1114        Avenue of  the Americas New York, NY 10036       212.704.1200   tel   212.704.1201   fax

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote, Cone & Belding Worldwide, GolinHarris International, Initiative, Lowe & Partners Worldwide, McCann-Erickson, Universal McCann and Weber Shandwick Worldwide. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

# # #

Contact Information

General Inquiries:
Julie Tu, Financial Relations Board
(212) 445-8456

Media, Analysts and Investors:
Philippe Krakowsky, Interpublic Group of Companies, Inc.
(212) 704-1328

# # #

Cautionary Statement

This press release contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding ongoing liabilities following the early termination of the Silverstone event and promoters agreements, Interpublic's right to terminate the Silverstone lease, recent business and economic trends, the impact of litigation, the SEC investigation, dispositions, impairment charges, and the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Interpublic Group 1114        Avenue of  the Americas New York, NY 10036       212.704.1200   tel   212.704.1201   fax

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:

  potential legal challenges to the validity of the agreement terminating the event andpromoters contracts at the Silverstone race track;
  potential claims relating to Interpublic's right to early termination of the Silverstone lease contracts;
  risks associated with the effects of global, national and regional economic and political conditions;
  Interpublic's ability to attract new clients and retain existing clients;
  the financial success of Interpublic's clients;
  Interpublic's ability to retain and attract key employees;
  developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world;
  potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting related developments;
  potential adverse developments in connection with the SEC investigation;
  risks associated with Interpublic's remaining motorsports commitments;
  potential downgrades in the credit ratings of Interpublic's securities; and
  the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

     Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in Interpublic's Form 10-K and other SEC filings.

Interpublic Group 1114        Avenue of  the Americas New York, NY 10036       212.704.1200   tel   212.704.1201    fax